As filed with the Securities and Exchange Commission on March 1, 2012

File No. 001-35349

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Phillips 66

(Exact name of registrant as specified in its charter)

Delaware	45-3779385
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

600 N. Dairy Ashford, Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-293-6600

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ]  Accelerated filer [  ]  Non-accelerated filer [x]  Smaller reporting company [  ]

PHILLIPS 66

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

We have filed our Information Statement as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in our Information Statement. None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item No.	Item Caption	Location in Information Statement
1.	Business.	The following sections of our Information Statement are hereby incorporated by reference: “Summary,” “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” “The Separation,” “Capitalization,” “Business and Properties,” “Certain Relationships and Related Transactions,” “Where You Can Find More Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

1A.	Risk Factors.	The following sections of our Information Statement are hereby incorporated by reference: “Summary,” “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

2.	Financial Information.	The following sections of our Information Statement are hereby incorporated by reference: “Summary,” “Selected Combined Financial Data of Phillips 66,” “Risk Factors,” “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Index to Financial Statements” and the statements referenced therein, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk.”

3.	Properties.	The following section of our Information Statement is hereby incorporated by reference: “Business and Properties.”

4.	Security Ownership of Certain Beneficial Owners and Management.	The following section of our Information Statement is hereby incorporated by reference: “Stock Ownership.”

5.	Directors and Executive Officers.	The following sections of our Information Statement is hereby incorporated by reference: “Management” and “Directors.”

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Item No.	Item Caption	Location in Information Statement

6.	Executive Compensation.	The following sections of our Information Statement are hereby incorporated by reference: “Management,” “Compensation Discussion and Analysis” “Executive Compensation,” “Non-Employee Director Compensation,”and “Certain Relationships and Related Transactions.”

7.	Certain Relationships and Related Transactions, and Director Independence.	The following sections of our Information Statement are hereby incorporated by reference: “Management,” “Directors,” “Certain Relationships and Related Transactions” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

8.	Legal Proceedings.	The following section of our Information Statement is hereby incorporated by reference: “Business and Properties—Legal Proceedings.”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.	The following sections of our Information Statement are hereby incorporated by reference: “Summary,” “The Separation,” “Dividend Policy,” “Capitalization” and “Description of Capital Stock.”

10.	Recent Sales of Unregistered Securities.	Not Applicable.

11.	Description of Registrant’s Securities to be Registered.	The following sections of our Information Statement are hereby incorporated by reference: “Dividend Policy” and “Description of Capital Stock.”

12.	Indemnification of Directors and Officers.	The following sections of our Information Statement are hereby incorporated by reference: “Description of Capital Stock—Limitation on Liability of Directors and Indemnification of Directors and Officers.”

13.	Financial Statements and Supplementary Data.	The following sections of our Information Statement are hereby incorporated by reference: “Index to Financial Statements” and the statements referenced therein.

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.	Not Applicable.

15.	Financial Statements and Exhibits.	The following sections of our Information Statement are hereby incorporated by reference: “Unaudited Pro Forma Condensed Combined Financial Statements” and “Index to Financial Statements” and the statements referenced therein.

(a)	List of Financial Statements and Schedules: The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:

Unaudited Pro Forma Condensed Combined Financial Statements

Report of Independent Registered Public Accounting Firm

Combined Statement of Income for the years ended December 31, 2011, 2010 and 2009

Combined Statement of Comprehensive Income for the years ended December 31, 2011, 2010 and 2009

Combined Balance Sheet as of December 31, 2011 and 2010

Combined Statement of Cash Flows for the years ended December 31, 2011, 2010 and 2009

Combined Statement of Changes in Net Investment for the years ended December 31, 2011, 2010 and 2009

Notes to Combined Financial Statements

Schedule II—Valuation and Qualifying Accounts (Combined)

(b)	Exhibits. The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement between ConocoPhillips and Phillips 66.

3.1	Phillips 66 Certificate of Incorporation.

3.2	Phillips 66 By-laws.

4.1	Credit Agreement among Phillips 66, Phillips 66 Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders named therein, dated as of February 22, 2012.

4.2	Term Loan Agreement among Phillips 66, Phillips 66 Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders named therein, dated as of February 22, 2012.

10.1	Form of Tax Sharing Agreement among ConocoPhillips, ConocoPhillips Company, Phillips 66 and Phillips 66 Company.

10.2	Form of Transition Services Agreement between ConocoPhillips and Phillips 66.

10.3	Form of Employee Matters Agreement between ConocoPhillips and Phillips 66.

10.4	Form of Indemnification and Release Agreement between ConocoPhillips and Phillips 66.

10.5	Form of Intellectual Property Assignment and License Agreement between ConocoPhillips and Phillips 66.

Exhibit Number	Exhibit Description

10.6

Second Amended and Restated Limited Liability Company Agreement of Chevron Phillips Chemical Company LLC, dated July 1, 2002, by and between ChevronTexaco Corporation, Phillips Petroleum Company, Chevron U.S.A. Inc., Phillips Chemical Holdings Company, WesTTex 66 Pipeline Company and Phillips Petroleum International Corporation.

10.7	Consent and First Amendment to the Second Amended and Restated Limited Liability Company Agreement of Chevron Phillips Chemical Company LLC, dated September 30, 2007, by and between Chevron U.S.A. Inc., ConocoPhillips Company, Phillips Chemical Holdings Company, WesTTex 66 Pipeline Company and Phillips Petroleum International Corporation.

10.8	Second Amendment to the Second Amended and Restated Limited Liability Company Agreement of Chevron Phillips Chemical Company LLC, dated November 11, 2011, by and between Chevron U.S.A. Inc., ConocoPhillips Company, Phillips Chemical Holdings Company, WesTTex 66 Pipeline Company and Phillips Petroleum International Corporation.

10.9	Consent Agreement, dated as of November 11, 2011, by and between Chevron Phillips Chemical Company LLC, ConocoPhillips, ConocoPhillips Company, Phillips Chemical Holdings Company, WesTTex 66 Pipeline Co., Phillips Petroleum International Corporation, Chevron Corporation, and Chevron U.S.A. Inc.

10.10	First Amendment to Consent Agreement, dated as of February 10, 2012, by and between Chevron Phillips Chemical Company LLC, ConocoPhillips, ConocoPhillips Company, Phillips Chemical Holdings Company, WesTTex 66 Pipeline Co., Phillips Petroleum International Corporation, Chevron Corporation, and Chevron U.S.A. Inc.

10.11	Third Amendment to the Second Amended and Restated Limited Liability Company Agreement of Chevron Phillips Chemical Company LLC, dated February 10, 2012, by and between Chevron U.S.A. Inc., ConocoPhillips Company, Phillips Chemical Holdings Company, WesTTex 66 Pipeline Company and Phillips Petroleum International Corporation.

10.12	Second Amended and Restated Limited Liability Company Agreement of Duke Energy Field Services, LLC, dated July 5, 2005, by and between ConocoPhillips Gas Company and Duke Energy Enterprises Corporation.

10.13	First Amendment to Second Amended and Restated Limited Liability Company Agreement of Duke Energy Field Services, LLC, dated August 11, 2006, by and between ConocoPhillips Gas Company and Duke Energy Enterprises Corporation.

10.14	Second Amendment to Second Amended and Restated Limited Liability Company Agreement of DCP Midstream, LLC (formerly Duke Energy Field Services, LLC), dated February 1, 2007, by and between ConocoPhillips Gas Company, Spectra Energy DEFS Holding, LLC, and Spectra Energy DEFS Holding Corp.

10.15	Third Amendment to Second Amended and Restated Limited Liability Company Agreement of DCP Midstream, LLC (formerly Duke Energy Field Services, LLC), dated April 30, 2009, by and between ConocoPhillips Gas Company, Spectra Energy DEFS Holding, LLC, and Spectra Energy DEFS Holding Corp.

Exhibit Number	Exhibit Description

10.16	Fourth Amendment to Second Amended and Restated Limited Liability Company Agreement of DCP Midstream, LLC (formerly Duke Energy Field Services, LLC), dated November 9, 2010, by and between ConocoPhillips Gas Company, Spectra Energy DEFS Holding, LLC, and Spectra Energy DEFS Holding Corp.

99.1	Preliminary Information Statement of Phillips 66, subject to completion, dated March 1, 2012.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Phillips 66

Date: March 1, 2012	By:	/s/ Greg C. Garland
Greg C. Garland
President

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement between ConocoPhillips and Phillips 66.
3.1	Phillips 66 Certificate of Incorporation.
3.2	Phillips 66 By-laws.
4.1	Credit Agreement among Phillips 66, Phillips 66 Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders named therein, dated as of February 22, 2012.
4.2	Term Loan Agreement among Phillips 66, Phillips 66 Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders named therein, dated as of February 22, 2012.
10.1	Form of Tax Sharing Agreement among ConocoPhillips, ConocoPhillips Company, Phillips 66 and Phillips 66 Company.
10.2	Form of Transition Services Agreement between ConocoPhillips and Phillips 66.
10.3	Form of Employee Matters Agreement between ConocoPhillips and Phillips 66.
10.4	Form of Indemnification and Release Agreement between ConocoPhillips and Phillips 66.
10.5	Form of Intellectual Property Assignment and License Agreement between ConocoPhillips and Phillips 66.
10.6	Second Amended and Restated Limited Liability Company Agreement of Chevron Phillips Chemical Company LLC, dated July 1, 2002, by and between ChevronTexaco Corporation, Phillips Petroleum Company, Chevron U.S.A. Inc., Phillips Chemical Holdings Company, WesTTex 66 Pipeline Company and Phillips Petroleum International Corporation.
10.7	Consent and First Amendment to the Second Amended and Restated Limited Liability Company Agreement of Chevron Phillips Chemical Company LLC, dated September 30, 2007, by and between Chevron U.S.A. Inc., ConocoPhillips Company, Phillips Chemical Holdings Company, WesTTex 66 Pipeline Company and Phillips Petroleum International Corporation.
10.8	Second Amendment to the Second Amended and Restated Limited Liability Company Agreement of Chevron Phillips Chemical Company LLC, dated November 11, 2011, by and between Chevron U.S.A. Inc., ConocoPhillips Company, Phillips Chemical Holdings Company, WesTTex 66 Pipeline Company and Phillips Petroleum International Corporation.
10.9	Consent Agreement, dated as of November 11, 2011, by and between Chevron Phillips Chemical Company LLC, ConocoPhillips, ConocoPhillips Company, Phillips Chemical Holdings Company, WesTTex 66 Pipeline Co., Phillips Petroleum International Corporation, Chevron Corporation, and Chevron U.S.A. Inc.
10.10	First Amendment to Consent Agreement, dated as of February 10, 2012, by and between Chevron Phillips Chemical Company LLC, ConocoPhillips, ConocoPhillips Company, Phillips Chemical Holdings Company, WesTTex 66 Pipeline Co., Phillips Petroleum International Corporation, Chevron Corporation, and Chevron U.S.A. Inc.
10.11	Third Amendment to the Second Amended and Restated Limited Liability Company Agreement of Chevron Phillips Chemical Company LLC, dated February 10, 2012, by and between Chevron U.S.A. Inc., ConocoPhillips Company, Phillips Chemical Holdings Company, WesTTex 66 Pipeline Company and Phillips Petroleum International Corporation.
10.12	Second Amended and Restated Limited Liability Company Agreement of Duke Energy Field Services, LLC, dated July 5, 2005, by and between ConocoPhillips Gas Company and Duke Energy Enterprises Corporation.
10.13	First Amendment to Second Amended and Restated Limited Liability Company Agreement of Duke Energy Field Services, LLC, dated August 11, 2006, by and between ConocoPhillips Gas Company and Duke Energy Enterprises Corporation.
10.14	Second Amendment to Second Amended and Restated Limited Liability Company Agreement of DCP Midstream, LLC (formerly Duke Energy Field Services, LLC), dated February 1, 2007, by and between ConocoPhillips Gas Company, Spectra Energy DEFS Holding, LLC, and Spectra Energy DEFS Holding Corp.
10.15	Third Amendment to Second Amended and Restated Limited Liability Company Agreement of DCP Midstream, LLC (formerly Duke Energy Field Services, LLC), dated April 30, 2009, by and between ConocoPhillips Gas Company, Spectra Energy DEFS Holding, LLC, and Spectra Energy DEFS Holding Corp.
10.16	Fourth Amendment to Second Amended and Restated Limited Liability Company Agreement of DCP Midstream, LLC (formerly Duke Energy Field Services, LLC), dated November 9, 2010, by and between ConocoPhillips Gas Company, Spectra Energy DEFS Holding, LLC, and Spectra Energy DEFS Holding Corp.
99.1	Preliminary Information Statement of Phillips 66, subject to completion, dated March 1, 2012.